EXHIBIT 99.1

For Immediate Release	Contact: Anne-Marie Hess
Date: October 29, 2008	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS THIRD QUARTER 2008

PRELIMINARY FINANCIAL RESULTS

Princeton, NJ – October 29, 2008 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of clinical development services, today reported preliminary net income for the third quarter ended September 30, 2008, of $1.5 million, or $0.08 per diluted share, compared to net income from continuing operations of $6.9 million, or $0.37 per diluted share, in the third quarter 2007.

All financial data provided in this press release is subject to recording a goodwill impairment charge. The Company is working with its valuation consultant to determine the amount of the non-cash goodwill impairment charge which is a result of the recent decline in the Company’s market capitalization and is not indicative of its performance or ability to continue to run its operations. Until the final determination is made, the financial information contained in this press release, without taking into account the charge for impairment of goodwill, is not presented in accordance with US generally accepted accounting principles (GAAP).

Direct revenue in the third quarter 2008, decreased 10.6 percent to $89.2 million compared to $99.8 million in the third quarter 2007, due primarily to lower late stage revenue partially offset by higher early stage revenue. Foreign currency exchange translation unfavorably impacted direct revenue by approximately $1.4 million primarily due to the strengthening of the US dollar relative to the Euro, Swiss Franc and Canadian Dollar. The early stage segment represented approximately 47.8 percent of total direct revenue and the late stage segment represented 52.2 percent. Approximately 40.6 percent of direct revenue was generated in the United States and 59.4 percent in Canada, Europe and Asia.

Operating margin decreased to 3.7 percent in the third quarter 2008, compared to 13.7 percent in the third quarter 2007, primarily due to lower resource utilization in the third quarter 2008. Foreign currency exchange translation unfavorably impacted operating margin in third quarter 2008 by approximately $0.3 million.

Cash and cash equivalents were $63.3 million at September 30, 2008, compared to $51.5 million at June 30, 2008. Net cash generated from operations was $15.8 million in the third quarter 2008, compared to net cash generated from operations of $20.3 million from continuing operations in the third quarter 2007.

The Company’s backlog was $521.6 million at September 30, 2008, compared to $579.2 million at June 30, 2008, and $457.4 million at December 31, 2007. The Company’s quarter-to-date book-to-bill ratio was 0.4x at September 30, 2008, reflecting significant cancellations and weaker bookings, compared to a book-to-bill ratio of 2.0x at June 30, 2008. Year-to-date book-to-bill ratio at September 30, 2008, was 1.2x.

Early stage segment

For the early stage segment, direct revenue increased 13.2 percent to $42.6 million in the third quarter 2008, compared to $37.6 million in the third quarter 2007, primarily due to higher revenue in the clinics. Foreign currency exchange translation unfavorably impacted early stage direct revenue by approximately $1.0 million.

Early stage segment operating margin decreased to 18.7 percent in the third quarter 2008, compared to 21.4 percent in the third quarter 2007, primarily due to lower sample volume in its bioanalytical laboratories. Foreign currency exchange translation unfavorably impacted early stage operating profit by approximately $0.1 million.

Backlog for the early stage segment was $55.3 million at September 30, 2008, compared to $77.6 million at June 30, 2008. New business authorizations were $27.1 million and cancellations were $6.8 million in the third quarter 2008. Early stage quarter-to-date book-to-bill ratio was 0.5x at September 30, 2008. Early stage year-to-date book-to-bill ratio was 0.9x at September 30, 2008.

Late stage segment

For the late stage segment, direct revenue decreased 25.0 percent to $46.6 million in the third quarter 2008, compared to $62.2 million in the third quarter 2007, primarily due the previously disclosed contract cancellations and postponement and a $3.0 million dollar benefit in the third quarter 2007 resulting from revenue recognized from the signing of change orders. Foreign currency exchange translation unfavorably impacted late stage direct revenue by approximately $0.4 million.

Late stage segment operating margin was 1.1 percent in the third quarter 2008, compared to 21.2 percent in the third quarter 2007, primarily due to lower staff utilization, severance and a $3.0 million dollar benefit in the third quarter 2007 resulting from revenue recognized from the signing of change orders for which the work had been completed in prior quarters. Foreign currency exchange translation unfavorably impacted late stage operating margin by approximately by $0.2 million.

Backlog for the late stage segment was $466.3 million at September 30, 2008, compared to $501.6 million at June 30, 2008. This decrease is primarily due to the aforementioned contract cancellations. New business authorizations were $73.0 million and cancellations were $61.7 million during the third quarter 2008. Late stage quarter-to-date book-to-bill ratio was 0.2x at September 30, 2008. Late stage year-to-date book-to-bill ratio was 1.5x at September 30, 2008.

Corporate financial summary

Corporate selling, general and administrative expenses decreased to $5.2 million in the third quarter 2008, compared to $7.5 million in the third quarter 2007, primarily due to lower compensation expense and professional fees. In addition, in the third quarter 2007, the Company reserved $1.5 million for the settlement of the class action and other related litigation, of which $0.5 million was subsequently reversed in the second quarter 2008.

Third quarter 2008 non-cash share-based compensation expense was $0.2 million and other non-cash compensation was $0.7 million, compared to $0.2 million and $1.1 million, respectively, in the third quarter 2007.

Capital expenditures decreased to $1.7 million in the third quarter 2008 compared to $6.6 million in the third quarter 2007 primarily due to the investments in clinic expansions during the prior year. Depreciation expense was $3.6 million and amortization expense related to intangible assets was $0.7 million in the third quarter 2008, compared to depreciation expense of $3.2 million and amortization expense of $0.7 million in the third quarter 2007.

Net days sales outstanding were 46 days at September 30, 2008, compared to 48 days at June 30, 2008.

Tax expense for the third quarter 2008, was $0.3 million compared to a $3.0 million in the third quarter 2007.

Convertible Senior Notes Update

The Company issued and currently has outstanding approximately $143.8 million of 2.25% Convertible Senior Notes due in 2024 (the “Convertible Notes”).

The Company has formally engaged a financial advisor and is evaluating certain options to address these Convertible Notes which include, but are not limited to, any of the following alternatives or a combination of these alternatives: 1.) cash tender, 2.) an exchange offer, and 3.) a repurchase on the open market. The Company expects to formally announce the options it intends to pursue at the conclusion of its review process.

Preliminary Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. The Company is issuing preliminary results because it is in the process of performing a goodwill impairment assessment. The current review is being conducted as we have determined that there was an interim triggering event in accordance with Statement of Financial Accounting Standards No. 142 entitled Goodwill and Other Intangible Assets, as a result of a decrease in the Company’s market capitalization.  The impairment will be a non-cash charge reducing goodwill, which amounted to $267 million as of September 30, 2008, on a preliminary basis and before giving effect to any such charge. The impairment charge will not have any impact on the Company’s future cash flows from operations.  We will disclose the amount of the charge once we have completed the impairment testing process and file our quarterly report on Form 10-Q with the Securities and Exchange Commission on or before November 10, 2008.

Guidance

For the full year 2008, the Company is reiterating its guidance provided in September 2008. The following guidance excludes the impact of any goodwill impairment charge.

Guidance
Direct revenue	$358 million to $366 million
Operating margin (percent)	0 to 1.8 percent
Corporate expenses	$20 million to $21 million
Diluted earnings (loss) per share	($0.58) to ($0.25)
Capital expenditures	$10 million to $13 million
Depreciation	$13.5 million to $15 million
Amortization	$2.8 million
Tax expense	$3.5 million

Conference Call and Webcast

The Company will host a conference call to discuss its third quarter 2008 financial results on Thursday, October 30, 2008, at 8:00 am Eastern Time

When:

Thursday, October 30, 2008, at 8:00 am Eastern Time

Dial-in:

(866) 393-6524 for U.S./Canada

(706) 902-3789 for international

Conference ID:  65965007

Please dial in approximately ten minutes before the call and provide the operator with the conference ID number.

Dial-in Replay:

(800) 642-1687 for U.S./Canada

(706) 645-9291 for international

Conference ID:  65965007

The replay will be available approximately two hours after completion of the call through November 5, 2008.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast. The archived webcast will be available for approximately thirty (30) days following the conference call.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries. The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs.  With approximately 2,500 employees and 41 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development. For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to refinance its outstanding Convertible Notes; the Company’s assessment of its goodwill valuation; industry trends and information; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry, the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its current or future effective tax rate; the Company’s assessment of the value of its deferred tax assets; the Company’s financial guidance; the Company’s anticipated capital expenditures; the Company’s ability to remediate its material weaknesses; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; the potential liability associated with the Company’s registration of its employees’ stock purchase plan; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2007, and most recent filings. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries
Statements of Operations - Unaudited
For the Three Months Ended September 30, 2008 and 2007
In thousands, except per share data

	2008	% of Direct Revenue	2007	% of Direct Revenue
	(Preliminary)
NET REVENUE:
Direct revenue	$89,218	100.0%	$99,810	100.0%
Reimbursed out-of-pocket expenses	20,168	22.6%	24,581	24.6%
TOTAL NET REVENUE	109,386	122.6%	124,391	124.6%
COSTS AND EXPENSES:
Direct costs	56,568	63.4%	57,074	57.2%
Reimbursable out-of-pocket expenses	20,168	22.6%	24,581	24.6%
Selling, general and administrative expenses	29,345	32.9%	27,536	27.6%
Provision for settlement of litigation	-	-	1,500	1.5%
TOTAL COSTS AND EXPENSES	106,081	118.9%	110,691	110.9%
EARNINGS FROM CONTINUING OPERATIONS	3,305	3.7%	13,700	13.7%
OTHER INCOME (EXPENSE):
Interest income	411	0.5%	517	0.5%
Interest expense	(1,584)	(1.8%)	(1,414)	(1.4%)
Foreign currency exchange transaction gain (loss), net	206	0.2%	(2,608)	(2.6%)
Other expense	(13)	-	(6)	-
TOTAL OTHER EXPENSE, NET	(980)	(1.1%)	(3,511)	(3.5%)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,325	2.6%	10,189	10.2%
Income tax expense	286	-	2,962	3.0%
EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	2,039	2.3%	7,227	7.2%
Minority interest in joint venture	490	0.5%	340	0.3%
NET EARNINGS FROM CONTINUING OPERATIONS	1,549	1.7%	6,887	6.9%
Loss from discontinued operations, net of tax	-	-	(93)	(0.1%)
NET EARNINGS	$1,549	1.7%	$6,794	6.8%

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.08		$0.37
Discontinued operations	$-		$(0.01)
Net earnings	$0.08		$0.36
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.08		$0.37
Discontinued operations	$-		$(0.01)
Net earnings	$0.08		$0.36
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,485		18,894
Diluted	19,532		19,121

PharmaNet Development Group, Inc. and Subsidiaries
Statements of Operations - Unaudited
For the Nine Months Ended September 30, 2008 and 2007
In thousands, except per share data

	2008	% of Direct Revenue	2007	% of Direct Revenue
	(Preliminary)
NET REVENUE:
Direct revenue	$272,782	100.0%	$270,186	100.0%
Reimbursed out-of-pocket expenses	63,819	23.4%	70,951	26.3%
TOTAL NET REVENUE	336,601	123.4%	341,137	126.3%
COSTS AND EXPENSES:		-
Direct costs	178,960	65.6%	160,253	59.3%
Reimbursable out-of-pocket expenses	63,819	23.4%	70,951	26.3%
Selling, general and administrative expenses	92,506	33.9%	80,969	30.0%
Provision for settlement of litigation	-	-	10,400	3.8%
TOTAL COSTS AND EXPENSES	335,285	122.9%	322,573	119.4%
EARNINGS FROM CONTINUING OPERATIONS	1,316	0.5%	18,564	6.9%
OTHER INCOME (EXPENSE):
Interest income	1,296	0.5%	1,535	0.6%
Interest expense	(4,584)	(1.7%)	(4,947)	(1.8%)
Foreign currency exchange transaction loss, net	(589)	(0.2%)	(3,340)	(1.2%)
Other income	150	0.1%	472	0.2%
TOTAL OTHER EXPENSE, NET	(3,727)	(1.4%)	(6,280)	(2.3%)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,411)	(0.9%)	12,284	4.5%
Income tax expense	2,370	0.9%	3,466	1.3%
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	(4,781)	(1.8%)	8,818	3.3%
Minority interest in joint venture	1,586	0.6%	541	0.2%
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(6,367)	(2.3%)	8,277	3.1%
Earnings from discontinued operations, net of tax	-	-	629	0.2%
NET (LOSS) EARNINGS	$(6,367)	(2.3%)	$8,906	3.3%

BASIC (LOSS) EARNINGS PER SHARE:
Continuing operations	$(0.33)		$0.44
Discontinued operations	$-		$0.03
Net (loss) earnings	$(0.33)		$0.47
DILUTED (LOSS) EARNINGS PER SHARE:
Continuing operations	$(0.33)		$0.44
Discontinued operations	$-		$0.03
Net (loss) earnings	$(0.33)		$0.47
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,334		18,744
Diluted	19,334		18,985

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Summary of Operations of Early and Late Stage Development Segments - Unaudited & Preliminary
For the Three and Nine Months Ended September 30, 2008 and 2007
In thousands

	Three Months Ended			Nine Months Ended
EARLY STAGE DEVELOPMENT	2008	2007	% variation	2008	2007	% variation

Direct revenue	$42,620	$37,646	13.2%	$123,259	$98,060	25.7%

Operating earnings	7,988	8,040	(0.6%)	18,619	17,491	6.4%

Operating margin	18.7%	21.4%		15.1%	17.8%

LATE STAGE DEVELOPMENT	2008	2007	% variation	2008	2007	% variation

Direct revenue	$46,598	$62,164	(25.0%)	$149,523	$172,126	(13.1%)

Operating earnings (loss)	530	13,193	(96.0%)	(845)	28,033	(103.0%)

Operating margin	1.1%	21.2%		(0.6%)	16.3%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2008 and December 31, 2007
In thousands, except per share data

	September 30,	December 31,
	2008	2007
	(Unaudited and Preliminary)
ASSETS

Current assets:
Cash and cash equivalents	$63,296	$77,548
Investment in marketable securities	-	2,650
Accounts receivable, net	124,190	132,550
Income taxes receivable	2,439	1,855
Deferred income taxes	298	298
Prepaid expenses	10,557	6,589
Other current assets	6,398	5,274
Assets from discontinued operations	-	5,199
Total current assets	207,178	231,963
Property and equipment, net	64,407	67,506
Goodwill	266,973	266,973
Other intangible assets, net	24,462	26,442
Deferred income taxes	12,843	14,111
Other assets, net	6,298	7,840
Total assets	$582,161	$614,835

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,610	$13,843
Accrued liabilities	28,855	47,978
Client advances, current portion	65,433	79,312
Income taxes payable	1,501	-
Capital lease obligations and notes payable, current portion	2,906	3,562
Deferred income taxes	31	31
Other current liabilities	37	154
Liabilities from discontinued operations	-	1,770
Total current liabilities	108,373	146,650

Client advances	3,766	2,602
Deferred income taxes	8,726	8,518
Capital lease obligations and notes payable	4,046	5,634
2.25% Convertible senior notes payable	143,750	143,750
Other non-current liabilities	17,478	15,590
Minority interest in joint venture	3,680	2,722
Commitments and contingencies

Temporary equity:
Sale of unregistered common stock, subject to rescission	1,114	2,058

Stockholders' equity:
Preferred stock. $0.10 par value, 5,000 shares authorized, none issued	-	-
Common stock, $0.001 par value, 40,000 shares authorized, 19,520 shares and 19,017
shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	20	19
Additional paid-in capital	257,077	244,017
Retained earnings	16,249	22,616
Accumulated other comprehensive income	17,882	20,659
Total stockholders' equity	$291,228	$287,311
Total liabilities and stockholders' equity	$582,161	$614,835

Consolidated Statements of Cash Flows - Unaudited
For the Nine Months Ended September 30, 2008 and 2007
In thousands

	Nine Months Ended September 30,
	2008	2007
	(Preliminary)
Cash flows from operating activities:
Net (loss) earnings	$(6,367)	$8,906
Earnings from discontinued operations	-	(629)
Adjustments to reconcile net (loss) earnings to net cash (used in)
provided by operating activities:
Depreciation and amortization	13,268	11,131
Amortization of deferred debt issuance costs	1,287	1,184
Provision for settlement of litigation	-	10,400
Loss on disposal of property and equipment	293	355
Minority interest	1,069	541
Provision for doubtful accounts	939	-
Share-based compensation expense	4,137	3,622
Changes in assets and liabilities:
Accounts receivable	10,028	(15,620)
Income taxes receivable	472	(528)
Prepaid expenses and other current assets	(5,215)	(2,636)
Other assets	65	(280)
Accounts payable	(8,205)	(6,224)
Accrued liabilities	(15,546)	4,038
Income taxes payable	1,467	-
Other current liabilities	(116)	12,064
Client advances	(12,954)	-
Deferred income taxes	(13)	1,033
Other long-term liabilities	2,477	1,493
Total adjustments	(6,547)	20,573
Net cash (used in) provided by operating activities - continuing operations	(12,914)	28,850
Net cash used in operating activities - discontinued operations	-	(569)
Net cash (used in) provided by operating activities	(12,914)	28,281
Cash flows from investing activities:
Purchase of property and equipment	(5,876)	(11,480)
Proceeds from the disposal of property and equipment	1	25
Purchase of intangible assets	(105)	-
Net change in investment in marketable securities	2,650	3,039
Net cash used in investing activities - continuing operations	(3,330)	(8,416)
Net cash provided by investing activities - discontinued operations	-	1,182
Net cash used in investing activities	(3,330)	(7,234)
Cash flows from financing activities:
Borrowings on line of credit	-	10,000
Payments on line of credit	-	(19,400)
Payments on capital lease obligations and notes payable	(2,276)	(2,955)
Net proceeds from stock issued under option plans, ESPP and restricted stock awards	2,866	2,083
Proceeds from sale of unregistered common stock, subject to rescission	1,114	2,058
Net cash provided by (used in) financing activities	1,704	(8,214)
Net effect of exchange rate changes on cash and cash equivalents	288	2,257
Net (decrease) increase in cash and cash equivalents	(14,252)	15,090
Cash and cash equivalents at beginning of period	77,548	45,331
Cash and cash equivalents at end of period	$63,296	$60,421

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